EXHIBIT 99.1

Wyndham Worldwide Reports First Quarter 2017 Results

Increases Full-Year EPS Guidance

PARSIPPANY, N.J. (April 26, 2017) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended March 31, 2017.

FIRST QUARTER 2017 OPERATING RESULTS

First quarter revenues were $1.3 billion, up 1% compared with the prior year period. Full reconciliations of GAAP results to non-GAAP measures for all reported periods appear in the tables to this press release.

Net income for the first quarter of 2017 was $141 million compared with $96 million for the first quarter of 2016. Diluted earnings per share (EPS) were $1.33 compared with $0.84 for the prior year period. Adjusted net income for the first quarter of 2017, which excludes charges and gains in 2017 and charges in 2016 as detailed in Table 7 of this press release, was $120 million compared with $127 million for the first quarter of 2016, primarily reflecting a higher provision for loan losses and benefits in the prior-year period related to business interruption claims that were absent in the first quarter of 2017. Adjusted diluted EPS was $1.14 compared with $1.12 per share in the prior year period, reflecting the benefit of the Company’s share repurchase program.

First quarter EBITDA was $266 million, compared with $267 million in the prior year period. Adjusted EBITDA, which excludes charges in both 2017 and 2016 as detailed in Table 8 of this press release, was $278 million, compared with $291 million in the prior year period, primarily reflecting a higher provision for loan losses and benefits in the prior-year period related to business interruption claims that were absent in the first quarter of 2017.

“Our first quarter results were right in line with our expectations,” said Stephen P. Holmes, chairman and CEO. “We’re excited by the progress we’re making in connecting our customers and brands through Wyndham Rewards to enhance customer acquisition, experience and retention. We expect this to result in stronger growth and greater long-term value for our shareholders this year and for years to come.

“In addition, we are pleased to welcome Mike Brown as the new CEO and president of our vacation ownership business,” continued Mr. Holmes. “Mike is a 25-year hospitality industry veteran and brings an ideal combination of strategic vision, operational expertise, and industry knowledge to the role. I am confident that Mike is the right leader to take Wyndham Vacation Ownership to the next level.”

For the three months ended March 31, 2017, net cash provided by operating activities was $238 million, compared with $261 million in the prior year period. The decrease primarily reflects changes in the timing of inventory purchases.

Free cash flow was $203 million for the three months ended March 31, 2017, compared with $218 million for the same period in 2016, primarily reflecting the changes in net cash provided by operating activities. The Company defines free cash flow as net cash provided by operating activities less capital expenditures.

FIRST QUARTER 2017 BUSINESS UNIT RESULTS

Hotel Group

Revenues were $298 million in the first quarter of 2017, compared with $295 million in the first quarter of 2016. EBITDA was $85 million in the first quarter compared with $84 million in the prior-year quarter, growing 2% on a currency-neutral basis. Results reflect higher franchise fees and growth in the Wyndham Rewards credit card program, partially offset by lower occupancy at the Company’s owned hotel in Puerto Rico due to consumer concerns about the Zika virus.

First quarter domestic same-store RevPAR increased 1.7% compared with the first quarter of 2016. In constant currency, total system-wide same-store RevPAR increased 2.2%.

As of March 31, 2017, the Company’s hotel system consisted of approximately 8,100 properties and 699,800 rooms, a 3.0% net room increase compared with the first quarter of 2016. The development pipeline increased to 1,130 hotels and approximately 143,100 rooms, of which 59% were international and 68% were new construction.

Destination Network

Revenues were $391 million in the first quarter of 2017, compared with $385 million in the first quarter of 2016, an increase of 2%. In constant currency and excluding acquisitions, revenues increased 1%.

Vacation rental revenues were $184 million compared with $183 million in the prior year quarter. In constant currency and excluding acquisitions, vacation rental revenues increased 1%, reflecting a 2.8% increase in transaction volume partially offset by a 2.0% decline in the average net price per rental. Transaction volume benefited from capacity increases across the Company’s U.K.-based cottages and parks brands and Denmark-based Novasol brand, partially offset by the impact from the timing of the Easter holiday. Average net price per rental declined due to the mix impact of growth in the Company’s more modestly priced brands and the timing of the Easter holiday.

Exchange revenues were $183 million compared with $182 million in the prior year quarter. In constant currency, exchange revenue per member increased 0.8% and the average number of members declined 0.6%.

EBITDA was $102 million in the first quarter of 2017, including $2 million from acquisitions. This compares with first quarter 2016 EBITDA of $81 million or adjusted EBITDA of $105 million. 2016 adjusted EBITDA excluded a $24 million loss related to a currency devaluation. First quarter year-over-year EBITDA and adjusted EBITDA comparisons reflect the absence of a benefit of $3 million from business disruption claims received in the first quarter of 2016, as well as the unfavorable impact of the timing of the Easter holiday.

Vacation Ownership

Revenues were $648 million in the first quarter of 2017, compared with $641 million in the first quarter of 2016.

Gross VOI sales increased 3% in the first quarter of 2017. Volume per guest (VPG) was up 4.9%, reflecting both a higher average close rate and transaction size. Tour flow declined 1.7% due to the closure of sales offices as part of a restructuring in the second half of last year.

EBITDA was $118 million in the first quarter of 2017 compared with $136 million in the prior year quarter. Adjusted EBITDA was $124 million in the first quarter of 2017. First quarter year-over-year EBITDA and adjusted EBITDA results reflect higher gross VOI sales offset by a higher provision for loan losses and the absence of a $6 million benefit from business interruption insurance claims received in the first quarter of 2016.

OTHER ITEMS

•	The Company repurchased 1.9 million shares of common stock for $150 million during the first quarter of 2017 at an average price of $80.93. From April 1 through April 25, 2017, the Company repurchased an additional 0.4 million shares for $36 million.
•	Net interest expense in the first quarter of 2017 was $31 million, flat compared with the first quarter of 2016.
•	Depreciation and amortization in the first quarter of 2017 was $63 million, compared with $62 million in the first quarter of 2016.

Balance Sheet Information as of March 31, 2017:

•	Cash and cash equivalents of $222 million, compared with $185 million at December 31, 2016
•	Vacation ownership contract receivables, net of $2.8 billion, unchanged from December 31, 2016
•	Vacation ownership and other inventory of $1.4 billion, unchanged from December 31, 2016
•	Securitized vacation ownership debt of $2.1 billion, unchanged from December 31, 2016
•	Long-term debt of $3.6 billion, compared with $3.4 billion at December 31, 2016. The remaining borrowing capacity on the revolving credit facility, net of commercial paper borrowings, was $1.3 billion as of March 31, 2017, compared with $1.1 billion at December 31, 2016.

A schedule of debt is included in Table 12 of this press release.

OUTLOOK

Note to Editors: The guidance excludes possible future share repurchases, while analysts’ estimates often include share repurchases. This results in discrepancies between Company guidance and database consensus forecasts.

The Company provides the following guidance for the full year 2017:

•	Reiterates revenues of approximately $5.80 billion to $5.95 billion
•	Updates adjusted net income to approximately $631 million to $652 million from $637 million to $658 million, reflecting higher interest expense from a new long-term debt issuance in the first quarter 2017 that replaced lower cost borrowings
•	Reiterates adjusted EBITDA of approximately $1.41 billion to $1.44 billion
•	Updates adjusted diluted EPS to approximately $5.98 to $6.18 based on a diluted share count of 105.5 million from $5.90 to $6.10 based on a diluted share count of 108 million

In determining adjusted net income, adjusted EBITDA and adjusted EPS, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. A description of the adjustments that have been applicable for the reported periods in determining adjusted net income, adjusted EBITDA and adjusted EPS are reflected in Tables 7 and 8 of this press release. The Company is providing an outlook for net income, EBITDA and EPS only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments or other potential adjustments that may arise in the future during the outlook period, which can be dependent on future events that may not be reliably predicted. See Table 10 for certain non-GAAP information concerning the outlook period.

The Company will post full guidance information on its website following the conference call.

CONFERENCE CALL INFORMATION

Wyndham Worldwide Corporation will hold a conference call with investors to discuss the Company’s results, outlook and guidance on Wednesday, April 26, 2017 at 8:30 a.m. ET. Listeners can access the webcast live through the Company’s website at http://www.wyndhamworldwide.com/investors/. The conference call may also be accessed by dialing 800-862-9098 and providing the pass code "WYNDHAM." Listeners are urged to call at least 10 minutes prior to the scheduled start time. An archive of this webcast will be available on the website for approximately 90 days beginning at 12:00 p.m. ET on April 26, 2017. A telephone replay will be available for approximately 10 days beginning at 12:00 p.m. ET on April 26, 2017 at 800-839-4012.

PRESENTATION OF FINANCIAL INFORMATION

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing operating performance. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of GAAP results to the comparable non-GAAP measures for the reported periods appear in the financial tables section of the press release.

ABOUT WYNDHAM WORLDWIDE

Wyndham Worldwide (NYSE: WYN) is one of the largest global hospitality companies, providing travelers with access to a collection of trusted hospitality brands in hotels, vacation ownership, and unique accommodations including vacation exchange, holiday parks, and managed home rentals. With a collective inventory of nearly 130,000 places to stay across more than 110 countries on six continents, Wyndham Worldwide and its 38,000 associates welcomes people to experience travel the way they want. This is enhanced by Wyndham Rewards®, the Company’s re-imagined guest loyalty program across its businesses, which is making it simpler for members to earn more rewards and redeem their points faster. For more information, please visit www.wyndhamworldwide.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that convey management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements and may be identified by terminology such as “will,” “expect,” believe,” “plan,” “anticipate,” “goal,” “future,” “outlook,” guidance,” “target,” “estimate” and similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, cash flow and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-K, filed with the SEC on February 17, 2017. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media Contacts:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

Wyndham Worldwide Corporation

Earnings Release Schedules

Quarter One - March 31, 2017

Table of Contents

Table No.

Consolidated Statements of Income (Unaudited)	1

Operating Results of Reportable Segments	2

Operating Statistics	3

Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flows (Unaudited)	5

Revenue Detail by Reportable Segment	6

Brand System Details	7

Non-GAAP Reconciliation of Adjusted Net Income and EPS	8

Non-GAAP Reconciliation of Adjusted EBITDA by Reportable Segment	9

Non-GAAP Reconciliation of Gross VOI Sales	12

Non-GAAP Reconciliation of 2017 Outlook	13

Non-GAAP Reconciliation - Constant Currency, Currency Neutral and Acquisitions	14

Schedule of Debt	15

                Table 1

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Net revenues
Service and membership fees	$636	$634
Vacation ownership interest sales	351	342
Franchise fees	141	138
Consumer financing	111	107
Other	80	82
Net revenues	1,319	1,303

Expenses
Operating	601	613
Cost of vacation ownership interests	36	37
Consumer financing interest	18	18
Marketing and reservation	195	192
General and administrative	193	186
Asset impairments	5	-
Restructuring	7	-
Depreciation and amortization	63	62
Total expenses	1,118	1,108

Operating income	201	195
Other (income)/expense, net	(2)	(10)
Interest expense	33	33
Early extinguishment of debt	-	11
Interest income	(2)	(2)

Income before income taxes	172	163
Provision for income taxes	31	67
Net income	$141	$96

Earnings per share
Basic	$1.34	$0.85
Diluted	1.33	0.84

Weighted average shares outstanding
Basic	105	113
Diluted	106	114

                          Table 2

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income.  The Company also uses adjusted EBITDA as a financial measure of its operating performance.  The Company believes that EBITDA and adjusted EBITDA are useful measures of assessing performance of the Company and for the Company's segments which, when considered with GAAP measures, give a more complete understanding of its operating performance and assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or nonrecurring and which in our view do not necessarily reflect ongoing operating performance. We also internally use these measures to assess our operating performance, both in absolute terms and in comparison to other companies, and in evaluating or making selected compensation decisions.  These supplemental disclosures are in addition to GAAP reported measures.  The Company’s presentation of EBITDA and adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile net income to EBITDA for the three months ended March 31, 2017 and 2016:

	Three Months Ended March 31,
	2017		2016
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$298	$85	$295	$84
Destination Network	391	102	385	81
Vacation Ownership	648	118	641	136
Total Reportable Segments	1,337	305	1,321	301
Corporate and Other (a)	(18)	(39)	(18)	(34)
Total Company	$1,319	$266	$1,303	$267

Reconciliation of net income to EBITDA

	Three Months Ended March 31,
	2017	2016
Net income	$141	$96
Provision for income taxes	31	67
Depreciation and amortization	63	62
Interest expense	33	33
Early extinguishment of debt	-	11
Interest income	(2)	(2)
EBITDA	$266	$267

(a) Includes the elimination of transactions between segments.

The following tables summarize net revenues and adjusted EBITDA for the Company's reportable segments for the three months ended March 31, 2017 and 2016 (for a description of adjustments and reconciliation by segment, see Table 8):

	Three Months Ended March 31,
	2017		2016
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$298	$85	$295	$84
Destination Network	391	102	385	105
Vacation Ownership	648	124	641	136
Total Reportable Segments	1,337	311	1,321	325
Corporate and Other (a)	(18)	(33)	(18)	(34)
Total Company	$1,319	$278	$1,303	$291

      Table 3

(1 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

The following operating statistics are the drivers of our revenues and therefore provide an enhanced understanding of our businesses:

	Year	Q1	Q2		Q3		Q4		Full Year
Hotel Group (a)
Number of Rooms	2017	699,800		N/A		N/A		N/A		N/A
	2016	679,100		683,300		689,800		697,600		N/A
	2015	667,400		668,500		671,900		678,000		N/A
	2014	646,900		650,200		655,300		660,800		N/A

RevPAR	2017	$31.73	$	N/A	$	N/A	$	N/A	$	N/A
	2016	$31.59		$39.10		$43.04		$32.92		$36.67
	2015	$32.84		$39.82		$43.34		$32.98		$37.26
	2014	$32.30		$40.11		$43.71		$34.06		$37.57
Destination Network
Average Number of Members (in 000s)	2017	3,817		N/A		N/A		N/A		N/A
	2016	3,841		3,857		3,868		3,843		3,852
	2015	3,822		3,831		3,835		3,836		3,831
	2014	3,727		3,748		3,777		3,808		3,765

Exchange Revenue Per Member	2017	$192.01	$	N/A	$	N/A	$	N/A	$	N/A
	2016	$189.78		$164.61		$164.39		$151.19		$167.48
	2015	$194.06		$167.81		$163.38		$152.00		$169.29
	2014	$200.78		$179.17		$171.77		$157.24		$177.12

Vacation Rental Transactions (in 000s) (a) (b)	2017	538		N/A		N/A		N/A		N/A
	2016	500		409		508		350		1,767
	2015	459		390		462		319		1,630
	2014	429		376		455		293		1,552

Average Net Price Per Vacation Rental (a) (b)	2017	$343.07	$	N/A	$	N/A	$	N/A	$	N/A
	2016	$366.08		$492.83		$599.59		$430.14		$475.24
	2015	$361.20		$513.14		$642.00		$452.19		$494.92
	2014	$410.04		$577.13		$727.40		$492.25		$558.95
Vacation Ownership (a)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (c)	2017	$439,000	$	N/A	$	N/A	$	N/A	$	N/A
	2016	$428,000		$518,000		$564,000		$502,000		$2,012,000
	2015	$390,000		$502,000		$565,000		$507,000		$1,965,000
	2014	$410,000		$496,000		$513,000		$470,000		$1,889,000

Tours (in 000s)	2017	176		N/A		N/A		N/A		N/A
	2016	179		213		230		197		819
	2015	168		206		227		200		801
	2014	170		208		225		191		794

Volume Per Guest (VPG)	2017	$2,354	$	N/A	$	N/A	$	N/A	$	N/A
	2016	$2,244		$2,328		$2,320		$2,399		$2,324
	2015	$2,177		$2,353		$2,354		$2,390		$2,326
	2014	$2,272		$2,280		$2,158		$2,336		$2,257

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of acquisitions/dispositions from the acquisition/disposition dates forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)	The destination network operating statistics excluding our U.K.-based camping business sold in Q4 2014 are as follows:

	Year	Q1	Q2	Q3	Q4	Full Year
Vacation Rental Transactions (in 000s)	2014	429	367	431	292	1,518
Average Net Price Per Vacation Rental	2014	$410.02	$578.02	$700.56	$492.64	$548.93

(c)	Includes Gross VOI sales under the Company's Wyndham Asset Affiliate Model (WAAM) Just-in-Time. (See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales).

ADDITIONAL DATA

	Year	Q1	Q2		Q3		Q4		Full Year
Hotel Group
Number of Properties	2017	8,080		N/A		N/A		N/A		N/A
	2016	7,830		7,880		7,930		8,040		N/A
	2015	7,670		7,700		7,760		7,810		N/A
	2014	7,500		7,540		7,590		7,650		N/A
Vacation Ownership
Provision for Loan Losses (in 000s) (*)	2017	$85,000	$	N/A	$	N/A	$	N/A	$	N/A
	2016	$63,000		$90,000		$104,000		$86,000		$342,000
	2015	$46,000		$60,000		$78,000		$64,000		$248,000
	2014	$60,000		$70,000		$70,000		$60,000		$260,000

Note: Full year amounts may not add across due to rounding.

(*) Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

                                Table 3

                                (2 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Hotel Group

Number of Rooms: Represents the number of rooms at hotel group properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned and (ii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR:  Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Destination Network

Average Number of Members:  Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or who are within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with the Company's vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions:  Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through one of our vacation brands. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees divided by the number of vacation rental transactions.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including WAAM sales, before the net effect of percentage-of-completion accounting and loan loss provisions. We believe gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period. See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales.

Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.

Volume per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours.  The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel.  See Table 9 for a detail of tele-sales upgrades for 2014-2017.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation).

Currency-Neutral: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).

Table 4

Wyndham Worldwide Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND RECONCILIATION OF FREE CASH FLOWS

(In millions)

(Unaudited)

Condensed Consolidated Statements of Cash Flows:
	Three Months Ended March 31,
	2017	2016
Net cash provided by operating activities	$238	$261

Net cash used in investing activities	(79)	(90)

Net cash used in financing activities	(124)	(27)

Effect of changes in exchange rates on cash and cash equivalents	2	3

Net increase in cash and cash equivalents	$37	$147

Free Cash Flow:

We define free cash flow to be net cash provided by operating activities less property and equipment additions which we also refer to as capital expenditures.

We believe free cash flow to be a useful operating performance measure to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions, development advances and equity investments, as well as our ability to return cash to shareholders through dividends and share repurchases. A limitation of using free cash flow versus the GAAP measures of net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Three Months Ended March 31,
	2017	2016
Net cash provided by operating activities	$238	$261
Less: Property and equipment additions	(35)	(43)
Free cash flow	$203	$218

                                                Table 5

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2017					2016
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Hotel Group
Royalties and Franchise Fees	$79	N/A	N/A	N/A	N/A	$74	$94	$105	$94	$367
Marketing, Reservation and Wyndham Rewards Revenues (a)	83	N/A	N/A	N/A	N/A	83	103	125	92	405
Hotel Management Reimbursable Revenues (b)	66	N/A	N/A	N/A	N/A	67	71	67	65	271
Intersegment Trademark Fees	13	N/A	N/A	N/A	N/A	13	15	16	14	56
Owned Hotel Revenues	23	N/A	N/A	N/A	N/A	27	19	17	17	81
Ancillary Revenues (c)	34	N/A	N/A	N/A	N/A	31	32	34	34	129
Total Hotel Group	298	N/A	N/A	N/A	N/A	295	334	364	316	1,309

Destination Network
Exchange Revenues	183	N/A	N/A	N/A	N/A	182	159	159	145	645
Rental Revenues	184	N/A	N/A	N/A	N/A	183	202	304	151	840
Ancillary Revenues (d)	24	N/A	N/A	N/A	N/A	20	23	23	21	86
Total Destination Network	391	N/A	N/A	N/A	N/A	385	384	486	317	1,571

Vacation Ownership
Vacation Ownership Interest Sales	351	N/A	N/A	N/A	N/A	342	409	441	415	1,606
Consumer Financing	111	N/A	N/A	N/A	N/A	107	108	112	113	440
Property Management Fees and Reimbursable Revenues	175	N/A	N/A	N/A	N/A	164	161	168	168	660
WAAM Fee-for-Service Commissions	2	N/A	N/A	N/A	N/A	17	16	13	-	46
Ancillary Revenues (e)	9	N/A	N/A	N/A	N/A	11	11	10	9	42
Total Vacation Ownership	648	N/A	N/A	N/A	N/A	641	705	744	705	2,794
Total Reportable Segments	$1,337	N/A	N/A	N/A	N/A	$1,321	$1,423	$1,594	$1,338	$5,674

	2015					2014
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Hotel Group
Royalties and Franchise Fees	$74	$96	$103	$87	$361	$68	$88	$100	$83	$339
Marketing, Reservation and Wyndham Rewards Revenues (a)	96	108	112	92	407	76	101	117	91	385
Hotel Management Reimbursable Revenues (b)	61	71	73	68	273	37	39	39	39	154
Intersegment Trademark Fees	12	15	16	15	57	9	11	11	10	41
Owned Hotel Revenues	25	20	16	19	79	24	20	18	20	81
Ancillary Revenues (c)	24	24	37	33	120	23	24	30	24	101
Total Hotel Group	292	334	357	314	1,297	237	283	315	267	1,101

Destination Network
Exchange Revenues	185	161	157	146	649	187	168	162	150	667
Rental Revenues	166	200	296	144	807	176	217	331	144	868
Ancillary Revenues (d)	18	22	23	20	82	16	17	19	17	69
Total Destination Network	369	383	476	310	1,538	379	402	512	311	1,604

Vacation Ownership
Vacation Ownership Interest Sales	336	417	448	403	1,604	303	382	415	385	1,485
Consumer Financing	104	105	108	109	427	105	106	108	108	427
Property Management Fees and Reimbursable Revenues	153	149	159	155	615	143	145	150	142	581
WAAM Fee-for-Service Commissions	12	19	23	28	83	33	30	18	16	98
Ancillary Revenues (e)	12	9	12	11	43	9	10	13	17	47
Total Vacation Ownership	617	699	750	706	2,772	593	673	704	668	2,638
Total Reportable Segments	$1,278	$1,416	$1,583	$1,330	$5,607	$1,209	$1,358	$1,531	$1,246	$5,343

Note: Full year amounts may not add across due to rounding.

(a)	Marketing and reservation revenues represent fees the Company receives from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees the Company receives relating to its loyalty program.
(b)	Primarily represents payroll costs in the hotel management business that the Company pays on behalf of property owners and for which it is reimbursed by the property owners. During 2014, reimbursable revenues of $2 million in each of Q1, Q2 and Q3 and $1 million in Q4 were charged to the Company's vacation ownership business and were eliminated in consolidation.
(c)	Primarily includes additional services provided to franchisees and managed properties and fees related to our co-branded credit card program.
(d)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.

              Table 6

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended March 31, 2017
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Hotel Group
Super 8	2,839	179,268	52.7%	$44.35	$23.39

Days Inn	1,786	142,872	45.2%	$65.14	$29.44

Ramada	862	120,647	50.0%	$69.58	$34.82

Wyndham Hotels and Resorts	254	55,694	53.1%	$101.23	$53.75

Howard Johnson	367	42,318	45.8%	$57.08	$26.12

Baymont	437	34,519	46.1%	$66.85	$30.79

Travelodge	406	29,725	43.4%	$66.41	$28.85

Microtel Inns & Suites by Wyndham	336	24,226	52.1%	$65.65	$34.21

Knights Inn	370	22,589	41.5%	$48.78	$20.25

TRYP by Wyndham	115	16,223	58.0%	$73.59	$42.67

Wingate by Wyndham	153	14,073	57.1%	$85.49	$48.79

Hawthorn Suites by Wyndham	108	10,633	61.6%	$82.74	$50.98

Dolce	21	4,747	46.8%	$154.48	$72.36

Dazzler	12	1,525	63.4%	$91.84	$58.25

Esplendor	10	698	66.1%	$92.14	$60.90

Total Hotel Group	8,076	699,757	49.5%	$64.04	$31.73

Vacation Ownership
Wyndham Vacation Ownership resorts	221	24,859	N/A	N/A	N/A

Total Wyndham Worldwide	8,297	724,616

	As of and For the Three Months Ended March 31, 2016
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Hotel Group
Super 8	2,665	170,454	51.5%	$45.73	$23.54

Days Inn	1,791	143,212	44.3%	$63.81	$28.28

Ramada	837	117,409	49.0%	$73.76	$36.12

Wyndham Hotels and Resorts	228	49,952	54.7%	$103.78	$56.73

Howard Johnson	381	41,555	44.1%	$59.74	$26.33

Baymont	416	33,070	44.9%	$66.07	$29.66

Travelodge	406	29,760	45.3%	$63.18	$28.63

Microtel Inns & Suites by Wyndham	333	24,045	51.1%	$63.64	$32.52

Knights Inn	381	23,258	41.5%	$48.76	$20.22

TRYP by Wyndham	120	17,274	54.8%	$72.93	$39.97

Wingate by Wyndham	149	13,610	56.3%	$86.52	$48.70

Hawthorn Suites by Wyndham	105	10,466	62.3%	$82.76	$51.57

Dolce	22	5,080	45.5%	$152.13	$69.17

Total Hotel Group	7,834	679,145	48.6%	$64.93	$31.59

Vacation Ownership
Wyndham Vacation Ownership resorts	216	24,442	N/A	N/A	N/A

Total Wyndham Worldwide	8,050	703,587

Note: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

                      Table 7

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME AND EPS

(In millions, except per share data)

	Location on Consolidated Statements of Income	Three Months Ended March 31,
		2017	2016
Diluted weighted average shares outstanding		106	114

Diluted EPS		$1.33	$0.84

Net income		$141	$96

Adjustments:
Restructuring costs (a)	Restructuring	7	-
Asset impairments (b)	Asset impairments	5	-
Venezuela currency devaluation (c)	Operating	-	24
Early extinguishment of debt (d)	Early extinguishment of debt	-	11
Total adjustments before tax		12	35
Income tax (benefit)/expense (e) (f)	Provision for income taxes	(33)	(4)
Total adjustments after tax		(21)	31
Adjustments - EPS impact		$(0.19)	$0.27
Adjusted Net income		$120	$104
Adjusted diluted EPS		$1.14	$1.12

Note: Amounts may not add due to rounding.

(a)	Relates to expenses associated with restructuring initiatives at the Company's corporate operations which focused on rationalizing its sourcing function and outsourcing certain information technology functions as well at its Hotel Group segment which primarily focused on realigning its brand operations.
(b)	Represents a non-cash impairment charge related to the write-down of assets resulting from the decision to abandon a new product initiative at the Company's vacation ownership business.
(c)	Represents the impact from the devaluation of the exchange rate of Venezuela at the Company's destination network business.
(d)	Represents costs incurred in connection with the Company's early repurchase of its 6.0% senior unsecured notes.
(e)	The amount for 2017 relates to (i) the tax effect of the adjustments and (ii) a tax benefit on foreign currency losses recognized from an internal restructuring.
(f)	The amount for 2016 relates to the tax effect of the adjustments. There was no tax benefit associated with the $24 million Venezuela currency devaluation adjustment.

The above tables reconcile certain non-GAAP financial measures.  The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments.  In addition to GAAP financial measures, the Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.  These supplemental disclosures are in addition to GAAP reported measures.  This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

                              Table 8

                              (1 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA BY REPORTABLE SEGMENT

(In millions)

		Restructuring	Asset	Adjusted
	EBITDA	Costs (b)	Impairments (c)	EBITDA
Three months ended March 31, 2017
Hotel Group	$85	$1	$-	$85
Destination Network	102	-	-	102
Vacation Ownership	118	-	5	124
Total Reportable Segments	305	1	5	311
Corporate and Other (a)	(39)	6	-	(33)
Total Company	$266	$7	$5	$278

Note: Amounts may not add across due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Relates to expenses associated with restructuring initiatives at the Company's corporate operations which focused on rationalizing its sourcing function and outsourcing certain information technology functions as well at its Hotel Group segment which primarily focused on realigning its brand operations.
(c)	Represents a non-cash impairment charge related to the write-down of assets resulting from the decision to abandon a new product initiative.

                                                            Table 8

                                                            (2 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA BY REPORTABLE SEGMENT

(In millions)

	EBITDA	Venezuela Currency Devaluation (b)	Acquisition Costs (c)	Legacy Costs (d)	Restructuring Costs (e)	Contract Termination (f)	Executive Departure Costs (g)	Bargain Purchase Gain (h)	Adjusted EBITDA
Three months ended March 31, 2016
Hotel Group	$84	$-	$-	$-	$-	$-	$-	$-	$84
Destination Network	81	24	-	-	-	-	-	-	105
Vacation Ownership	136	-	-	-	-	-	-	-	136
Total Reportable Segments	301	24	-	-	-	-	-	-	325
Corporate and Other (a)	(34)	-	-	-	-	-	-	-	(34)
Total Company	$267	$24	$-	$-	$-	$-	$-	$-	$291

Three months ended June 30, 2016
Hotel Group	$101	$-	$-	$-	$-	$-	$-	$-	$101
Destination Network	85	-	1		-	-	-	-	85
Vacation Ownership	187	-	-	-	-	-	-	-	187
Total Reportable Segments	373	-	1	-	-	-	-	-	373
Corporate and Other (a)	(33)	-	-	-	-	-	-	-	(33)
Total Company	$340	$-	$1	$-	$-	$-	$-	$-	$340

Three months ended September 30, 2016
Hotel Group	$107	$-	$-	$-	$3	$7	$-	$-	$117
Destination Network	138	-	-	-	4	-	-	-	142
Vacation Ownership	189	-	-	-	6	-	-	-	195
Total Reportable Segments	434	-	-	-	13	7	-	-	454
Corporate and Other (a)	(32)	-		(1)	1	-	-	-	(31)
Total Company	$402	$-	$-	$(1)	$14	$7	$-	$-	$423

Three months ended December 31, 2016
Hotel Group	$99	$-	$1	$-	$(1)	$-	$-	$-	$99
Destination Network	53	-	1	-	-	-	-	(2)	52
Vacation Ownership	182	-		-	2	-	6	-	191
Total Reportable Segments	334	-	2	-	1	-	6	(2)	342
Corporate and Other (a)	(12)	-	-	(11)	-	-	-	-	(24)
Total Company	$322	$-	$2	$(11)	$1	$-	$6	$(2)	$318

Twelve months ended December 31, 2016
Hotel Group	$391	$-	$1	$-	$2	$7	$-	$-	$401
Destination Network	356	24	1	-	5	-	-	(2)	385
Vacation Ownership	694	-	-	-	8	-	6	-	708
Total Reportable Segments	1,441	24	2	-	15	7	6	(2)	1,494
Corporate and Other (a)	(110)	-	-	(11)	-	-	-	-	(121)
Total Company	$1,331	$24	$2	$(11)	$15	$7	$6	$(2)	$1,373

Note: Amounts may not add across due to rounding. The sum of the quarters may not add down due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Represents the impact from the devaluation of the exchange rate of Venezuela.
(c)	Represents costs related to acquisitions.
(d)	Relates to a benefit from adjustments to certain contingent liabilities from the Company's separation from Cendant.
(e)	Relates to costs incurred due to enhancing organizational efficiency and rationalizing existing facilities across the Company.
(f)	Relates to additional costs associated with the termination of a management contract.
(g)	Represents costs associated with the departure of the chief executive officer at the Company's vacation ownership business.
(h)	Represents a gain from a bargain purchase on an acquisition of a vacation rentals business.

                                  Table 8

                                  (3 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA BY REPORTABLE SEGMENT

SHARED-BASED COMPENSATION EXPENSE

(In millions)

The following tables provide detail regarding share-based compensation expense which is included within adjusted EBITDA:

	2017
	Q1	Q2	Q3	Q4	Full Year
Adjusted EBITDA	$278	N/A	N/A	N/A	N/A
Share-based compensation expense (*)	14	N/A	N/A	N/A	N/A
Adjusted EBITDA excluding share-based compensation expense	$293	N/A	N/A	N/A	N/A

	2016
	Q1	Q2	Q3	Q4	Full Year
Adjusted EBITDA	$291	$340	$423	$318	$1,373
Share-based compensation expense (*)	13	20	14	13	61
Adjusted EBITDA excluding share-based compensation expense	$304	$360	$437	$331	$1,434

Note: Full year amounts may not add across due to rounding.

(*)	Excludes share-based compensation expenses for which there was no impact on adjusted EBITDA. Such costs amounted to $1 million during Q1 2017. During 2016, such costs amounted to $1 million during Q1, Q2 and Q3, and $4 million during Q4 and $7 million for the full year. The Company believes providing adjusted EBITDA with the additional exclusion of share-based compensation expense assists our investors and management by providing an additional financial measure to evaluate ongoing operations by excluding the variations among companies in timing, amount and reporting of share-based compensation expense, which may differ significantly among companies.

                        Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF GROSS VOI SALES

(In millions)

GROSS VOI SALES

We believe gross vacation ownership sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.

The following table provides a reconciliation of Gross VOI sales (see Table 3) to vacation ownership interest sales (see Table 5):

Year
2017	Q1	Q2		Q3		Q4		Full Year

Gross VOI sales	$439	$	N/A	$	N/A	$	N/A	$	N/A
Less: Sales under WAAM Fee-for-Service	(3)		N/A		N/A		N/A		N/A
Gross VOI sales, net of WAAM Fee-for-Service sales	436		N/A		N/A		N/A		N/A
Less: Loan loss provision	(85)		N/A		N/A		N/A		N/A
Vacation ownership interest sales	$351	$	N/A	$	N/A	$	N/A	$	N/A

2016

Gross VOI sales	$428	$518	$564	$502	$2,012
Less: Sales under WAAM Fee-for-Service	(23)	(20)	(20)	(1)	(64)
Gross VOI sales, net of WAAM Fee-for-Service sales	405	498	544	501	1,948
Less: Loan loss provision	(63)	(90)	(104)	(86)	(342)
Vacation ownership interest sales	$342	$409	$441	$415	$1,606

2015

Gross VOI sales	$390	$502	$565	$507	$1,965
Less: Sales under WAAM Fee-for-Service	(21)	(26)	(37)	(42)	(126)
Gross VOI sales, net of WAAM Fee-for-Service sales	369	477	528	464	1,838
Less: Loan loss provision	(46)	(60)	(78)	(64)	(248)
Less: Impact of percentage-of-completion accounting	13	-	(2)	2	13
Vacation ownership interest sales	$336	$417	$448	$403	$1,604

2014

Gross VOI sales	$410	$496	$513	$470	$1,889
Less: Sales under WAAM Fee-for-Service	(44)	(40)	(27)	(21)	(132)
Gross VOI sales, net of WAAM Fee-for-Service sales	366	456	486	449	1,757
Less: Loan loss provision	(60)	(70)	(70)	(60)	(260)
Less: Impact of percentage-of-completion accounting	(3)	(4)	(1)	(4)	(12)
Vacation ownership interest sales	$303	$382	$415	$385	$1,485

Note: Amounts may not add due to rounding.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company's VPG calculation (see Table 3):

	Q1	Q2		Q3		Q4		Full Year

2017	$25	$	N/A	$	N/A	$	N/A	$	N/A
2016	$25		$22		$31		$30		$108
2015	$24		$17		$32		$27		$100
2014	$25		$21		$27		$24		$97

              Table 10

Wyndham Worldwide Corporation

2017 OUTLOOK -  NON-GAAP

(In millions, except per share data)

	Outlook (a)	Outlook (a)
	As Adjusted	As Adjusted
	(Non-GAAP)	(Non-GAAP)
	Low	High

Net revenues	$5,800	$5,950

Adjusted EBITDA	$1,410	$1,440
Depreciation and amortization	(268)	(263)
Interest expense, net	(146)	(142)
Adjusted income before taxes	995	1,028
Income taxes	(364)	(376)
Adjusted net income	$631	$652

Adjusted diluted earnings per share	$5.98	$6.18

Diluted shares	105.5	105.5

In determining adjusted EBIDTA, adjusted Net Income and adjusted EPS, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. A description of the adjustments which have been applicable in determining adjusted EBITDA, adjusted Net Income and adjusted EPS is included in Tables 7 and 8.  The Company is providing outlook on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of potential adjustments for the forward-looking period, which can be dependent on future events that may not be reliably predicted, such as acquisitions, legacy expenses, restructuring events, asset impairments, contract terminations, currency devaluations, or early extinguishment of debt instruments. Based on past reported results, where one or more of these items have been applicable, such excluded special items could be material, individually or in the aggregate, to the reported results. See Tables 7 and 8 for historical adjustments.

(a)	Outlook represents Company's approximate projection of performance for the outlook period. Projections may not total because the Company does not expect the actual results of all items to be at the precise amount simultaneously.

Table 11

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION - CONSTANT CURRENCY, CURRENCY NEUTRAL AND ACQUISITIONS

(In millions, except per share data)

The Company reports certain current year period financial measures on a constant currency and currency-neutral basis and excluding the impact of acquisitions.  The Company believes providing certain financial measures on a constant currency and currency-neutral basis as well as excluding the impact of acquisitions assists management and investors in better understanding underlying results and trends by excluding the impact of period over period changes in foreign exchange rates and changes resulting from acquisitions.

Constant currency results assume foreign results are translated from foreign currencies to the U.S. dollar at exchange rates consistent with those in the comparable period.

Currency Neutral results (i) assume foreign results are translated from foreign currencies to the U.S. dollar at exchange rates consistent with those in the comparable period and (ii) eliminating foreign exchange related activities such as foreign exchange hedges, balance sheet remeasurements, currency devaluations and/or other adjustments.

Acquisition results are defined as the incremental period over period changes in the Company's results directly attributable to acquisitions.

Revenues in Constant Currency and Excluding Acquisitions:	Three Months Ended March 31,
	2017	2016	% Change
Destination Network revenue as reported	$391	$385	2%
Adjustments:
Foreign currency - constant currency	9	-	*
Incremental revenues from acquisitions	(13)	-	*
Total Destination Network revenues in constant currency and excluding acquisitions	$387	$385	1%

Rental revenue as reported	$184	$183	1%
Adjustments:
Foreign currency - constant currency	9	-	*
Incremental revenues from acquisitions	(9)	-	*
Total Rental revenues in constant currency and excluding acquisitions	$184	$183	1%

Currency-neutral Adjusted EBITDA:	Three months ended March 31,
	2017	2016	% Change
Hotel Group EBITDA (a)	$85	$84	1%
Adjustments:
Foreign currency - currency-neutral	1	-	*
Hotel Group currency-neutral EBITDA	$86	$84	2%

Destination Network Adjusted EBITDA (a)	$102	$105	-3%
Adjustments:
Incremental EBITDA from acquisitions	(2)	-	*
Destination Network Adjusted EBITDA excluding acquisitions	$100	$105	-5%

*	Not meaningful.
(a)	See Table 8 for a reconciliation of EBITDA to adjusted EBITDA and Table 2 for a reconciliation of Net Income to EBITDA

                              Table 12

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	March 31,	December 31,	March 31,
	2017	2016	2016

Securitized vacation ownership debt: (a)
Term notes	$1,902	$1,857	$2,005
Bank conduit facility (b)	236	284	121
Total securitized vacation ownership debt (c)	2,138	2,141	2,126
Less: Current portion of securitized vacation ownership debt	191	195	207
Long-term securitized vacation ownership debt	$1,947	$1,946	$1,919

Debt:
Revolving credit facility (due July 2020) (d)	$8	$14	$10
Commercial paper (e)	221	427	343
Term loan (due March 2021)	324	323	323
$300 million 2.95% senior unsecured notes (due March 2017) (f)	-	300	299
$14 million 5.75% senior unsecured notes (due February 2018) (g)	14	14	14
$450 million 2.50% senior unsecured notes (due March 2018) (g)	449	449	448
$40 million 7.375% senior unsecured notes (due March 2020)	40	40	40
$250 million 5.625% senior unsecured notes (due March 2021)	248	248	247
$650 million 4.25% senior unsecured notes (due March 2022)	648	648	648
$400 million 3.90% senior unsecured notes (due March 2023)	406	407	408
$300 million 4.15% senior unsecured notes (due April 2024)	297	-	-
$350 million 5.10% senior unsecured notes (due October 2025)	339	338	337
$400 million 4.50% senior unsecured notes (due April 2027)	396	-	-
Capital leases	141	143	158
Other	44	20	31
Total long-term debt	3,575	3,371	3,306
Less: Current portion of long-term debt	40	34	45
Long-term debt	$3,535	$3,337	$3,261

(a)	The Company's vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities ("SPEs") that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company's creditors and legally are not the Company's assets. Additionally, the non-recourse debt that is securitized through the SPEs is legally not a liability of the Company and thus, the creditors of these SPEs have no recourse to the Company for principal and interest.
(b)	Represents a non-recourse vacation ownership bank conduit facility with a term through August 2018 and borrowing capacity of $650 million. As of March 31, 2017, this facility had a remaining borrowing capacity of $414 million.
(c)	This debt is collateralized by $2,582 million, $2,601 million and $2,548 million, of underlying vacation ownership contract receivables and related assets as of March 31, 2017, December 31, 2016, and March 31, 2016, respectively.
(d)	Represents a $1.5 billion revolving credit facility that expires in July 2020. As of March 31, 2017, the Company had $1 million of outstanding letters of credit. After considering outstanding commercial paper borrowings of $221 million, the remaining borrowing capacity was $1.3 billion as of March 31, 2017.
(e)	Represents commercial paper programs of $1.25 billion with a remaining borrowing capacity of $1.0 billion as of March 31, 2017.
(f)	Classified as long-term as of December 31, 2016 and March 31, 2016 as the Company had the intent to refinance such debt on a long-term basis and the ability to do so with its revolving credit facility.
(g)	Classified as long-term as of March 31, 2017 as the Company has the intent to refinance such debt on a long-term basis and the ability to do so with its revolving credit facility.